UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2020

HARMONIC INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25826	77-0201147
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

4300 North First Street

San Jose, CA 95134

(Address of principal executive offices, including zip code)

(408) 542-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HLIT	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On May 28, 2020, Harmonic Inc. (the “Company”) entered into a first amendment (“Amendment No. 1”) to that certain Credit Agreement, dated December 19, 2019, by and among the Company and Harmonic International GmbH, as co-borrowers, certain subsidiaries of the Company from time to time party thereto, as guarantors, and JPMorgan Chase Bank, N.A., as lender (the “Credit Facility”). Amendment No. 1 amends the Credit Facility to permit the Company to consummate the Exchange Transactions (as defined below).

Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary of the foregoing description of Amendment No. 1 is qualified in its entirety by reference to the text of Amendment No. 1.

Indenture

On May 28, 2020 and May 29, 2020, the Company entered into separate privately negotiated agreements with certain holders of its outstanding 4.00% Convertible Senior Notes due 2020 (the “Existing Notes”) to exchange in a private placement (the “Exchange Transactions”), approximately $37.7 million in aggregate principal amount of its Existing Notes for approximately $37.7 million in aggregate principal amount of its new 4.375% Convertible Senior Notes due 2022 (the “Exchange Notes”). Following the Exchange Transactions, there are a total of $8.1 million aggregate principal amount of Existing Notes remaining outstanding.

The Company issued the Exchange Notes in the Exchange Transactions pursuant to an indenture, dated June 2, 2020 (the “Indenture”), by and between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Exchange Notes will bear interest from June 1, 2020 at a rate of 4.375% per year, payable in cash on June 1 and December 1 of each year, commencing December 1, 2020. The Exchange Notes will mature on December 1, 2022, unless earlier repurchased or converted.

The Exchange Notes will be convertible into cash, shares of the Company’s common stock, par value $0.001 (“Common Stock”), or a combination thereof, at the Company’s election, at an initial conversion rate of 173.9978 shares of Common Stock per $1,000 principal amount of Exchange Notes (which is equivalent to an initial conversion price of approximately $5.75 per share). The conversion rate, and thus the effective conversion price, may be adjusted under certain circumstances, including in connection with conversions made following certain fundamental changes and under other circumstances as set forth in the Indenture.

Prior to the close of business on the business day immediately preceding September 1, 2022, the Exchange Notes will be convertible only under the following circumstances: (1) during any fiscal quarter commencing after the fiscal quarter ending on June 26, 2020 (and only during such fiscal quarter), if the last reported sale price of Common Stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of Exchange Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. Commencing on September 1, 2022 until the close of business on the second scheduled trading day immediately preceding the maturity date, the Exchange Notes will be convertible in multiples of $1,000 principal amount regardless of the foregoing circumstances.

If a fundamental change (as defined in the Indenture) occurs, holders may require the Company to purchase all or any portion of their Exchange Notes for cash at a repurchase price equal to 100% of the principal amount of the Exchange Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Exchange Notes are the Company’s senior unsecured obligations and rank senior in right of payment with any of the Company’s indebtedness that is expressly subordinated in right of payment to the Exchange Notes and equal in right of payment to any of the Company’s indebtedness that is not so subordinated. The Exchange Notes are effectively subordinated to all of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness, and the Exchange Notes are structurally subordinated to indebtedness and other liabilities, including trade payables, of the Company’s subsidiaries.

The events of default, which may result in the acceleration of the maturity of the Exchange Notes, include, among other things: failure to pay interest on the Exchange Notes when due and the continuance of such default for a period of 30 days or failure to pay the principal on the Exchange Notes when due at maturity; failure to give a fundamental change notice for certain corporate events when due; failure to convert the Exchange Notes in accordance with the Indenture upon exercise of a holder’s conversion right and such failure shall not have been cured within three business days; failure by the Company to comply with its other obligations under the Exchange Notes or the Indenture for a period of 60 days after receipt of written notice; default by the Company or any of its significant subsidiaries with respect to any mortgage, agreement or other instrument evidencing any indebtedness for money borrowed in excess of $10.0 million in the aggregate; and subject to certain exceptions, certain events of bankruptcy or insolvency involving the Company or any of its significant subsidiaries.

If an event of default involving bankruptcy or insolvency occurs and is continuing with respect to the Company, the principal amount of the Exchange Notes and accrued and unpaid interest on the outstanding Exchange Notes will be automatically due and payable. If any other event of default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Exchange Notes may declare the principal amount of the Exchange Notes and accrued and unpaid interest on the outstanding Exchange Notes to be due and payable.

The description of the Indenture and the Exchange Notes is qualified in its entirety by reference to the text of the Indenture, and the related form of Exchange Note, which are attached as Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The Information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01	Other Events.

On May 29, 2020, the Company issued a press release announcing the Exchange Transactions. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit No.

4.1	Indenture, dated June 2, 2020, between Harmonic Inc. and U.S. Bank National Association.

4.2	Form of 4.375% Convertible Senior Note due 2022 (included in Exhibit 4.1).

10.1	First Amendment to Credit Agreement, dated as of May 28, 2020, by and between Harmonic Inc. and JPMorgan Chase Bank, N.A.

99.1	Press release of Harmonic Inc. dated May 29, 2020, entitled “Harmonic Inc. Announces Exchange of Convertible Notes.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 2, 2020	HARMONIC INC.

	By:	/s/ Sanjay Kalra
Sanjay Kalra
Chief Financial Officer

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